UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
September 7, 2006
Date of Report (Date of Earliest Event Reported)
HARRIS INTERACTIVE INC.
(Exact Name of Registrant as Specified in Charter)
Delaware

(State or other jurisdiction of
incorporation)

000-27577 (Commission File Number)	16-1538028 (IRS Employer Identification Number)
135 Corporate Woods, Rochester, New York 14623
(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number Including Area Code: (585) 272-8400
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 — Regulation FD
Item 7.01. Regulation FD Disclosure
Governance Guidelines
     On September 7, 2006, the Board of Directors adopted Governance Guidelines for Harris Interactive Inc. (the “Company”). A copy of such Guidelines is filed as an exhibit to this Current Report on Form 8-K. The Guidelines generally describe the respective roles and responsibilities of the Board of Directors and management and the expectations of individual directors. The Guidelines, among other matters:
•	require a substantial majority of the Board to be independent,

•	continue the Company’s current practice of having both a Chairman of the Board of Directors and a Lead Director, both of whom are independent,

•	require a member of management to retire from the Board upon termination of employment unless otherwise determined by the Nominating and Governance Committee,

•	require a non-employee director whose employment status, position, or business or professional association changes to notify the Nominating and Governance Committee, which will consider that factor at the time it considers whether to re-nominate the director,

•	establishes a general policy that directors should limit their service on boards of publicly traded companies to no more than five (including the Company’s Board), and should limit their service on audit committees of such companies to no more than three (including the Company’s Audit Committee), and requires the Nominating and Governance Committee to take any exceptions into account at the time it considers whether to re-nominate the director,

•	creates an expectation that each director will attend at least one director education program each year,

•	establishes guidelines for Board operations,

•	requires that a meaningful portion of non-employee director compensation will be provided in, or based upon, the Company’s stock in order to align interests of directors with those of the stockholders,

•	requires directors to hold at least 20,000 Company shares of which at least half should be purchased either directly or through exercise and hold of options, subject to a phase-in process, and

•	requires directors to attend the annual meeting of stockholders absent compelling circumstances preventing such attendance.
     In addition, the Governance Guidelines establish a majority vote standard for directors, as described below.
Majority Vote Policy
     The Board of Directors has adopted the following policy providing for resignation of a director upon receipt of a greater number of “Withhold” votes than “For” votes in an election of directors.
     In an uncontested election of directors (i.e., an election where the only nominees are those recommended by the Board of Directors), any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election will promptly tender his or her resignation to the Chairman of the

Board following certification of the stockholder vote.
     The Nominating and Governance Committee of the Board of Directors will promptly consider the resignation submitted by a director receiving a greater number of votes “withheld” than votes “for” his or her election, and will recommend to the Board of Directors whether to accept or reject the tendered resignation. In making its recommendation, the Nominating and Governance Committee may consider any factors or other information that it considers appropriate and relevant, including without limitation, any known stated reasons why stockholders “withheld” votes for election from such director, the length of service and qualifications of the director, the director’s contributions to the Company, and this policy. The Board of Directors will act to accept or reject the tendered resignation, taking into account the Nominating and Governance Committee’s recommendation and any other information and factors it deems relevant, within 90 days after the date of certification of the election results. Promptly after making its decision, the Board of Directors will publicly disclose, by a filing with the Securities and Exchange Commission, its decision regarding the tendered resignation and the rationale behind it.
     Any director who tenders his or her resignation pursuant to this provision will not participate in the Nominating and Governance Committee recommendation or Board consideration as to whether or not to accept the tendered resignation.
     If one or more director’s resignations are accepted by the Board of Directors, the Nominating and Governance Committee will recommend to the Board of Directors whether to fill such vacancy or vacancies pursuant to the provisions of Article III, Section 5 of the Bylaws of the Company, or to reduce the size of the Board of Directors pursuant to the provisions of Article III, Section 1 of the Bylaws of the Company. If the Board of Directors determines to fill such vacancy or vacancies, the Nominating and Governance Committee will nominate a person or persons to fill such vacancy or vacancies for consideration by the Board of Directors.
     If a director’s resignation is not accepted by the Board of Directors, such director will continue to serve until the expiration of his or her term, or his or her earlier resignation or removal.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
Exhibit 99.1 Harris Interactive Inc. Corporate Governance Guidelines

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HARRIS INTERACTIVE INC.
(Registrant)

By:	/s/ Ronald E. Salluzzo
	Name:	Ronald E. Salluzzo
	Title:	Chief Financial Officer and Corporate Secretary (Principal Financial Officer)

Dated: September 13, 2006

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

Exhibit 99.1	Harris Interactive Inc. Corporate Governance Guidelines